Exhibit 99.1

Smart & Final Stores, Inc. Reports Third Quarter 2016 Financial Results

COMMERCE, Calif. (November 16, 2016) —Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the third fiscal quarter ended October 9, 2016.

Third Quarter Highlights:

•                  Net sales increase of 11.9% to $1,394.4 million

•                  Comparable store sales decrease of 1.3%, including impacts of deflation and cannibalization

•                  Net income of $7.0 million, or $0.09 per diluted share

•                  Adjusted net income of $15.0 million, or $0.19 per diluted share

•                  Adjusted EBITDA of $57.2 million

“Smart & Final Stores continues to execute our planned growth by expanding both Smart & Final Extra! and Cash & Carry banners,” said David Hirz, President and Chief Executive Officer. “Year-to-date, we’ve opened 33 new Smart & Final Extra! and Cash & Carry banner stores and relocated six Smart & Final legacy to new Extra! store locations. With four additional new stores and six legacy-to-Extra! store conversions planned in the fourth quarter, we are on track to deliver by year-end 15% annual new unit growth in the Smart & Final banner, and above historical average growth in the Cash & Carry banner.  We continue to build upon our differentiated brand message and support growth in our two strong, well-positioned store banners.”

Mr. Hirz added, “In the third fiscal quarter, the effects of deflation and anticipated cannibalization continued to pressure comparable store sales growth and earnings, despite overall growth in customer visits.  We are pleased that our merchandising and marketing initiatives are driving broader exposure to Smart & Final’s unique brands, products and service.  We will continue to focus on developing product categories with strong potential sales growth and a robust marketing program and digital campaign to support store performance during the upcoming holiday season.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Third Quarter Fiscal 2016 Financial Results

Net sales were $1,394.4 million, representing an 11.9% increase as compared to $1,246.1 million in the same period of 2015.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 1.3% decrease in comparable store sales. Comparable store sales were comprised of a 0.3% increase in comparable transaction count, including the effect of anticipated cannibalization from new stores, and a 1.6% decrease in comparable average transaction size, including the impact of deflation in key product categories in both store banners.

Net sales for Smart & Final banner stores were $1,083.4 million, a 15.2% increase as compared to $940.2 million in the same period of 2015.  Comparable store sales for the Smart & Final banner decreased 1.6% in the third quarter.

Net sales for Cash & Carry banner stores were $311.0 million, a 1.7% increase as compared to $305.9 million in the same period of 2015.  Comparable store sales for the Cash & Carry banner decreased 0.4% in the third quarter.

Gross margin from operations was $203.0 million, an 8.4% increase as compared to $187.2 million in the third quarter of 2015. Gross margin rate was 14.6% as compared to 15.0% in the same period of 2015.

Operating and administrative expenses were $183.4 million, a 16.8% increase as compared to $157.0 million in the same period of 2015. This increase was primarily related to expenses associated with 39 new stores developed over the prior 12 months and related support costs.

Net income was $7.0 million, including the effects of higher store development costs, store closures, and the amendment of our First Lien Term Loan Credit Facility, as compared to net income of $12.4 million in the same period of 2015. Net income per diluted share was $0.09 as compared to $0.16 in the same period of 2015.

Adjusted net income was $15.0 million, a decrease of 11.2% as compared to $16.9 million for the same period of 2015. Adjusted net income per diluted share was $0.19 as compared to $0.22 in the same period of 2015.

Adjusted EBITDA was $57.2 million, as compared to $59.8 million in the third quarter of 2015.

Fiscal Year-to-Date Financial Results

In the forty weeks ended October 9, 2016, net sales were $3,341.2 million, an increase of 12.4% as compared to $2,973.4 million in the same period of 2015.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 0.1% decline in comparable store sales.  The decline in comparable store sales was comprised of a 0.9% increase in comparable transaction count and a 1.0% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $2,604.5 million, a 15.4% increase as compared to $2,256.4 million in the same period of 2015. Year-to-date comparable store sales decline for the Smart & Final banner was 0.1%.

Net sales for Cash & Carry banner stores were $736.7 million, a 2.7% increase as compared to $717.0 million in the same period of 2015.  Year-to-date comparable store sales for the Cash & Carry banner were flat.

Net income was $13.2 million, including the effects of higher store development costs, store closures, and the amendment of our First Lien Term Loan Credit Facility, as compared to $28.3 million in the same period of 2015. Net income per diluted share was $0.17 as compared to $0.37 for the same period of 2015.

Adjusted net income was $37.1 million, a 10.6% decrease as compared to $41.6 million in the same period of 2015. Adjusted net income per diluted share was $0.47 as compared to $0.54 in the same period of 2015.

Adjusted EBITDA was $142.9 million, as compared to $145.5 million in the same period of 2015.

Growth and Development

During the third quarter of fiscal year 2016, the Company opened two new Smart & Final Extra! stores, completed two relocations of legacy Smart & Final stores to the Smart & Final Extra! format and closed five legacy Smart & Final stores. The Company opened one new Cash & Carry store during the third quarter of fiscal year 2016.  As of October 9, 2016, the Company operated a total of 304 stores, including 165 Smart & Final Extra! stores, 83 legacy Smart & Final stores and 56 Cash & Carry stores.

Operating Stores at Quarter End (October 9, 2016)

	Smart & Final Banner Stores
	Extra!	Legacy		Cash & Carry	Total
	format	format	Total	Banner Stores	Company
End of Fiscal 2015	127	94	221	55	276
New stores	32	—	32	1	33
Relocations, net	6	(6)	—	—	—
Conversions	—	—	—	—	—
Store closures	—	(5)	(5)	—	(5)
End of 3rd Quarter 2016	165	83	248	56	304

Leverage and Liquidity

As of October 9, 2016, the Company’s debt, net of debt issuance costs, was $651.6 million and cash and cash equivalents were $54.0 million.

During the third quarter of fiscal 2016, the Company amended and extended its First Lien Term Loan Credit Facility by increasing the borrowing base by $30.1 million to $625.0 million, extending the maturity of the facility from November 15, 2019 to November 15, 2022, and increasing the applicable margin by 0.25%.

In the forty week period ended October 9, 2016, the Company generated cash from operations of $86.0 million and invested $117.7 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is revising certain elements of its previously issued guidance for the 2016 fiscal year ending January 1, 2017, to reflect revised expectations of the impact of deflation on net sales growth, as well as the anticipated lost sales as a result of the five Smart & Final legacy store closures during the third quarter of fiscal year 2016, and resulting impact on measures of income (revised elements noted in bold type):

Net sales growth	11.5% - 12.0%
Comparable store sales growth	(0.5)% - 0.0%
Unit growth (new stores)	33 Smart & Final Extra! 4 Cash & Carry
Relocations of existing stores to Extra! format	6 Smart & Final stores
Conversions of legacy stores to Extra! format	6 Smart & Final stores
Adjusted EBITDA	$178 - $183 million
Adjusted net income	$45 - $47 million
Adjusted diluted EPS	$0.57 - $0.59
Capital expenditures	$150 - $160 million
Basic weighted average shares	72.8 million
Fully diluted weighted average shares	78.3 million

The above guidance includes certain non-GAAP financial measures (namely adjusted net income, adjusted net income per diluted share and adjusted EBITDA), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: costs associated with the acquired Haggen store locations of approximately $18 million, non-cash rent related to other stores of approximately $6 million and share-based compensation expense of approximately $10 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the fourth quarter of fiscal year 2016, the Company expects to open one new Smart & Final Extra! store, complete six Smart & Final legacy to Extra! store conversions and open three new Cash & Carry stores.

Third Quarter 2016 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter 2016 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13647684.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, November 30, 2016.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of October 9, 2016, the Company operated 304 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 9, 2016	October 4, 2015	October 9, 2016	October 4, 2015

Net sales	$1,394,429	$1,246,063	$3,341,163	$2,973,354
Cost of sales, buying and occupancy	1,191,400	1,058,824	2,852,569	2,522,367
Gross margin	203,029	187,239	488,594	450,987

Operating and administrative expenses	183,402	157,040	447,303	378,122
Income from operations	19,627	30,199	41,291	72,865

Interest expense, net	9,977	9,333	24,729	25,007
Loss on early extinguishment of debt	4,978	—	4,978	2,192
Equity in earnings of joint venture	502	138	1,230	1,045
Income before income taxes	5,174	21,004	12,814	46,711

Income tax benefit (provision)	1,859	(8,624)	387	(18,410)
Net income	$7,033	$12,380	$13,201	$28,301

Net income per share:
Basic	$0.10	$0.17	$0.18	$0.39
Diluted	$0.09	$0.16	$0.17	$0.37

Weighted average shares outstanding:
Basic	72,601,724	73,116,746	72,956,554	73,099,258
Diluted	77,705,917	77,404,466	78,468,330	77,025,990

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	October 9, 2016	January 3, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,043	$59,327
Accounts receivable, less allowances of $435 and $454 at October 9, 2016 and January 3, 2016, respectively	30,304	27,304
Inventories	255,475	234,289
Prepaid expenses and other current assets	34,388	29,072
Deferred income taxes	22,502	22,471
Assets held for sale	3,254	—
Total current assets	399,966	372,463

Property, plant, and equipment:
Land	9,259	10,940
Buildings and improvements	17,691	20,441
Leasehold improvements	283,214	237,820
Fixtures and equipment	338,481	266,080
Construction in progress	14,240	19,501
	662,885	554,782
Less accumulated depreciation and amortization	230,023	174,906
	432,862	379,876

Capitalized software, net of accumulated amortization of $14,912 and $12,356 at October 9, 2016 and January 3, 2016, respectively	11,292	11,365
Other intangible assets, net	371,130	376,122
Goodwill	611,242	611,242
Equity investment in joint venture	14,090	12,763
Other assets	57,626	53,250
Total assets	$1,898,208	$1,817,081

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$205,264	$194,149
Accrued salaries and wages	35,540	33,859
Accrued expenses	87,352	77,374
Current portion of debt, less debt issuance costs	35,280	3,904
Total current liabilities	363,436	309,286

Long-term debt, less debt issuance costs	616,317	586,956
Deferred income taxes	127,931	128,752
Postretirement and postemployment benefits	110,797	117,417
Other long-term liabilities	118,383	108,099

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares — 10,000,000 Issued and outstanding shares — none	—	—
Common stock, $0.001 par value; Authorized shares — 340,000,000 Issued and outstanding shares - 72,944,908 and 73,789,608 at October 9, 2016 and January 3, 2016, respectively	73	74
Additional paid-in capital	499,615	502,304
Retained earnings	68,186	70,181
Accumulated other comprehensive loss	(6,530)	(5,988)
Total stockholders’ equity	561,344	566,571
Total liabilities and stockholders’ equity	$1,898,208	$1,817,081

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Forty Weeks Ended
	October 9, 2016	October 4, 2015
Operating activities
Net income	$13,201	$28,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,421	28,982
Amortization	26,094	22,688
Amortization of debt discount and debt issuance costs	2,040	2,114
Share-based compensation	7,248	8,081
Excess tax benefits related to share-based payments	—	(275)
Deferred income taxes	(608)	1,442
Equity in earnings of joint venture	(1,230)	(1,045)
Loss (gain) on disposal of property, plant, and equipment	34	(38)
Asset impairment	790	562
Loss on early extinguishment of debt	4,978	2,192
Changes in operating assets and liabilities:
Accounts receivable, net	(3,000)	1,085
Inventories	(21,185)	(8,814)
Prepaid expenses and other assets	(6,469)	15,620
Accounts payable	11,115	6,623
Accrued salaries and wages	1,681	201
Other accrued liabilities	12,905	6,835
Net cash provided by operating activities	86,015	114,554

Investing activities
Purchases of property, plant, and equipment	(113,195)	(101,025)
Proceeds from sale of property, plant, and equipment	443	8,103
Assets acquired in Haggen Transaction	(2,235)	—
Investment in capitalized software	(2,752)	(3,254)
Other	(2,106)	(1,252)
Net cash used in investing activities	(119,845)	(97,428)

Financing activities
Proceeds from exercise of stock options	3,477	196
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(652)	(694)
Fees paid in conjunction with debt financing	(8,374)	(1,236)
Borrowings on bank line of credit	70,000	—
Payments on bank line of credit	(38,000)	—
Issuance of bank debt, net of issuance costs	30,093	—
Payments of public offering costs	—	(214)
Excess tax benefits related to share-based payments	—	275
Stock repurchases	(27,998)	—
Net cash provided by (used in) financing activities	28,546	(1,673)

Net increase in cash and cash equivalents	(5,284)	15,453
Cash and cash equivalents at beginning of period	59,327	106,847
Cash and cash equivalents at end of period	$54,043	$122,300

Cash paid during the period for:
Interest	$21,766	$22,407
Income taxes	$8,091	$10,229

Non-cash investing and financing activities
Software development costs incurred but not paid	$41	$—
Construction in progress costs incurred but not paid	$13,695	$16,147

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Sixteen Weeks Ended October 9, 2016
Net sales	$1,083,437	$310,992	$—	$1,394,429
Cost of sales, distribution and store occupancy	922,201	266,238	2,961	1,191,400
Operating and administrative expenses	141,010	21,082	21,310	183,402
Income (loss) from operations	$20,226	$23,672	$(24,271)	$19,627

Capital expenditures	$38,345	$3,957	$1,914	$44,216
Assets acquired in Haggen Transaction	$8	$—	$—	$8

Sixteen Weeks Ended October 4, 2015
Net sales	$940,168	$305,895	$—	$1,246,063
Cost of sales, distribution and store occupancy	794,004	262,131	2,689	1,058,824
Operating and administrative expenses	116,276	19,964	20,800	157,040
Income (loss) from operations	$29,888	$23,800	$(23,489)	$30,199

Capital expenditures	$39,365	$1,741	$1,149	$42,255

Forty Weeks Ended October 9, 2016
Net sales	$2,604,505	$736,658	$—	$3,341,163
Cost of sales, distribution and store occupancy	2,214,012	630,934	7,623	2,852,569
Operating and administrative expenses	344,251	51,132	51,920	447,303
Income (loss) from operations	$46,242	$54,592	$(59,543)	$41,291

Capital expenditures	$105,468	$5,843	$4,636	$115,947
Assets acquired in Haggen Transaction	$2,235	$—	$—	$2,235

Forty Weeks Ended October 4, 2015
Net sales	$2,256,357	$716,997	$—	$2,973,354
Cost of sales, distribution and store occupancy	1,898,841	616,646	6,880	2,522,367
Operating and administrative expenses	276,922	48,483	52,717	378,122
Income (loss) from operations	$80,594	$51,868	$(59,597)	$72,865

Capital expenditures	$93,415	$6,060	$4,804	$104,279

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the sixteen-week and forty-week periods ended October 9, 2016 and October 4, 2015.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 9, 2016	October 4, 2015	October 9, 2016	October 4, 2015
Net income	$7,033	$12,380	$13,201	$28,301
Depreciation and amortization	27,728	21,887	64,515	51,670
Interest expense, net	9,977	9,333	24,729	25,007
Income tax (benefit) provision	(1,859)	8,624	(387)	18,410
EBITDA	42,879	52,224	102,058	123,388

Adjustments to EBITDA
Transaction costs (a)	—	—	—	936
Net loss from closed stores and exit costs (b)	2,283	638	6,021	2,012
Loss from asset dispositions (c)	819	55	1,004	558
Share-based compensation expense (d)	3,830	3,178	7,248	8,081
Non-cash rent (e)	1,222	1,801	2,055	3,078
Pre-opening costs (f)	1,287	1,764	1,724	5,174
Costs associated with acquired Haggen store locations (g)	1,297	—	19,248	—
Loss on extinguishment of debt (h)	4,978	—	4,978	2,192
Other items (i)	(1,401)	142	(1,395)	97
Adjusted EBITDA	$57,194	$59,802	$142,941	$145,516

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 9, 2016	October 4, 2015	October 9, 2016	October 4, 2015
Net income	$7,033	$12,380	$13,201	$28,301
Income tax (benefit) provision	(1,859)	8,624	(387)	18,410
Income before income taxes	5,174	21,004	12,814	46,711

Adjustments to Net Income
Transaction costs (a)	—	—	—	936
Net loss from closed stores and exit costs (b)	2,283	638	6,021	2,012
Loss from asset dispositions (c)	819	55	1,004	558
Share-based compensation expense (d)	3,830	3,178	7,248	8,081
Non-cash rent (e)	1,222	1,801	2,055	3,078
Pre-opening costs (f)	1,287	1,764	1,724	5,174
Costs associated with acquired Haggen store locations (g)	1,297	—	19,248	—
Loss on extinguishment of debt (h)	4,978	—	4,978	2,192
Other items (i)	(1,401)	142	(1,395)	97
Adjusted income tax provision	(4,448)	(11,651)	(16,555)	(27,289)
Adjusted net income	$15,041	$16,931	$37,142	$41,550

Adjusted Net Income Per Share

Net income per share - basic	$0.10	$0.17	$0.18	$0.39
Per share impact of net income adjustments	0.11	0.06	0.33	0.18
Adjusted net income per share - basic	$0.21	$0.23	$0.51	$0.57

Net income per share - diluted	$0.09	$0.16	$0.17	$0.37
Per share impact of net income adjustments	0.10	0.06	0.30	0.17
Adjusted net income per share - diluted	$0.19	$0.22	$0.47	$0.54

Weighted average shares - basic	72,601,724	73,116,746	72,956,554	73,099,258
Weighted average shares - fully diluted	77,705,917	77,404,466	78,468,330	77,025,990

(a)  Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the forty weeks ended October 4, 2015.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)   Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents new store opening and relocation costs and non-cash rent related to acquired former Haggen store locations.

(h)  Represents loss on the early extinguishment of debt in the sixteen and forty weeks ended October 9, 2016 and the forty weeks ended October 4, 2015 in connection with amendments to the Company’s First Lien Term Loan Credit Facility.

(i)  Represents (i) death benefit income from Company-owned life insurance policies in the sixteen and forty weeks ended October 9, 2016 and the forty weeks ended October 4, 2015 and (ii) severance costs in the sixteen and forty weeks ended October 9, 2016 and the sixteen and forty weeks ended October 4, 2015.